Exhibit 10.67

Victory Park Management, LLC
227 W. Monroe Street
Suite 3900
Chicago, Illinois 60606

December 8, 2010

Unigene Laboratories, Inc.
81 Fulton Street
Boonton, New Jersey 07005
Attention: Warren P. Levy

Ladies and Gentlemen:

We refer to (i) that certain Amended and Restated Financing Agreement, dated as of March 16, 2010, by and among Unigene Laboratories, Inc. (the “Borrower”), the Lenders identified therein and Victory Park Management, LLC, as administrative and collateral agent (the “Agent”) for the Lenders (as amended, modified or supplemented from time to time, the “Financing Agreement”) and the other Transaction Documents and (ii) that certain Forbearance Agreement of even date herewith by and among Borrower, Agent and the Secured Parties (as defined in the Security Agreement). Capitalized terms used but not defined herein have the meanings given to such terms in the Financing Agreement.

In consideration for Agent and Secured Parties entering into the Forbearance Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, each of the parties hereto hereby agrees as follows:

1.           The definition of “Maximum Permitted Redemption Amount” set forth in Section 1.1 of the Financing Agreement shall be amended by replacing the amount $13,642,472.50 set forth in clause (i) thereof with the amount $10,642,472.50.

2.           To the extent the Borrower receives cash proceeds during the Forbearance Period (as defined in the Forbearance Agreement) on account of (i) a sale of the real property commonly referred to as 110 Little Falls Rd., Fairfield, NJ, (ii) a sale of Borrower’s joint venture interest in the joint venture known as Unigene Biotechnology Co., Ltd., (iii) any tax refund, credit, grant or sale, including without limitation, from the sale of unused New Jersey net operating loss carry forwards or New Jersey research and development tax credits or under the federal Qualifying Therapeutic Discovery Project or (iv) payment of Milestone 5 set forth in Section 3.2(a) of the Amended SmithKline License Agreement Agent and Secured Parties hereby waive the mandatory prepayment required pursuant to Sections 2.3(b)(i) and 2.3(b)(vi), as applicable, with respect thereto; provided, however, that any sale of assets or properties of Borrower must be in compliance with the terms of the Financing Agreement or approved by Agent in its sole discretion.

3.           Agent shall release its liens on and security interests in and to the assets and properties of Borrower described in paragraph 2 above to the extent same are sold in compliance with all terms and provisions of the Financing Agreement.  If Agent is satisfied in its sole discretion with the terms and provisions of any sale of assets and properties of Borrower described in paragraph 2 above that are not otherwise in compliance with the terms and provisions of the Financing Agreement, Agent is hereby authorized to release its liens on and security interests in and to such assets upon the sale thereof, and Agent agrees to so release such liens and security interests upon consummation of such sale.

Except as provided above, the Financing Agreement and other Transaction Documents remain unmodified and in full force and effect. The execution and delivery of this letter agreement shall not be deemed to create a course of dealing or otherwise create any express or implied duty by Agent or Secured Parties.  The Agent and Secured Parties reserve all rights and remedies available to them under the Transaction Documents (except as specifically modified hereby or in the Forbearance Agreement).  This letter agreement shall be governed by, and construed in accordance with, the law of the State of Illinois (without giving effect to conflicts of law principles that would require the application of the laws of a different State). This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Signatures to this letter agreement delivered by facsimile or other electronic transmission shall be given full force and effect as original signatures.  This letter agreement is a Transaction Document.

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The parties hereto should indicate their agreement to the foregoing by signing and returning to the Agent a counterpart of this letter agreement.

Very truly yours,

VICTORY PARK MANAGEMENT, LLC,

as Agent
By: /s/ Matthew Ray
Name: Matthew Ray
Title:  Manager

AGREED AND ACCEPTED:

UNIGENE LABORATORIES, INC.,
as Borrower

By: /s/ Ashleigh Palmer
Name: Ashleigh Palmer
Title:  President and CEO

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.,
as a Secured Party

By: Victory Park Capital Advisors, LLC, its investment manager

By: /s/ Scott Zemnick
Name: Scott Zemnick
Title: General Counsel

VPC FUND II, L.P.,
as a Secured Party

By: Victory Park GP II, LLC, it general partner

By: Jacob Capital, L.L.C., its sole partner member and manager

By: /s/ Richard Levy
Name: Richard Levy
Title: Sole member/Manager